EXHIBIT 99.1

C O R P O R A T E P A R T I C I P A N T S

Stephen Heit, Executive Vice President and Chief Financial Officer

Lance Funston, Chief Executive Officer and Chairman of the Board

C O N F E R E N C E C A L L P A R T I C I P A N T S

Louis Geser, White Space Capital

Lenny Dunne, Mutual Trust Company

P R E S E N T A T I O N

Operator:

Good morning. My name is Denise (phon) and I will be your conference Operator today. At this time, I'd like to welcome everyone to the CCA Industries Third Quarter Earnings Conference Call. All lines have been placed on mute to prevent any background noise. After the speakers’ remarks, there will be a question-and-answer session. If you would like to ask a question during this time, simply press star, followed by the number one on your telephone keypad. If you would like to withdraw your question, press the pound key. If you are listening through the webcast and would like to ask a question, please dial into the conference call using 1-844-579-6824 or 763-488-9145, then press star, one. Thank you.

Steve Heit, Chief Financial Officer, you may begin your conference.

Stephen Heit:

Thank you and good morning, everyone. Before I begin, I'm going to read our Safe Harbor statement. Statements that are said today that are not historical facts are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties which would cause actual results to differ materially from estimated results. Such risks and uncertainties are detailed in the Company’s filings with the Securities and Exchange Commission. No assurance can be given that the results in any forward-looking statements will be achieved, and actual results could be affected by one or more factors which could cause them to differ materially. For these statements, we claim the protection of the Safe Harbor for forward-looking statements contained in the Private Securities Litigation Reform Act.

Thank you again, everyone, for joining us. I’m here with Lance Funston, our Chief Executive Officer. I will begin with a review of our financials and then turn it over to Lance. Also with me is Doug Haas who is the President and Chief Operating Officer.

We issued our results yesterday with net income for the quarter of $377,683 and net income for the nine months of $1,262,984. I'm going to go to the balance sheet first and then I'll be circling back to the income statement.

On the balance sheet, we showed a large increase in accounts receivable. The receivables increased by over $1.5 million as compared to November 30, 2016. The main drivers in the increase in receivables was really the increase in gross sales in the preceding two months. July, August, gross sales were a little over $3.8 million whereas October, November growth sales were a little over $3.1 million.

In addition, we have a very large international customer. That customer, as of November 30, had receivables of almost $957,000. Those receivables, as of August 31, had risen to $1,190,000. Those receivables are secured by a letter of credit and, therefore, there is no credit risk with that.

In addition, as you might have noted reviewing our balance sheet, our reserve for returns decreased markedly from $957,000 as of November 30, down to $135,000 as of August 31. That's for two reasons. One, the largest segment of that was a special reserve that we had for returns from the Health and Wellness line. Those returns had taken place about a year-and-a-half, two years ago but had not been deducted yet. Those have now all been deducted and so the reserve was eliminated for that. That was a special reserve of $729,000.

Our actual returns rate has dropped markedly. In November of 2016, our average return rate was 8.05% and August 31 it dropped down to 4.14%, and that's due to everything that both Lance Funston, our CEO, and Doug Haas, our President, have been doing in eliminating nonperforming SKUs, in an effort to eliminate returns.

The other thing I wanted to note on the balance sheet that is important is we have a deferred tax asset as a current asset of $1,626,646. Under accounting rules and an update to GAAP standards that will take effect with the first quarter of next year, that amount has to be now reported as part of the noncurrent deferred tax. That is going to substantially change our current ratio as we're going to have that $1.6 million coming out of current assets and becoming a noncurrent asset.

Going down into liabilities, accounts payable and accrued liabilities decreased approximately $600,000. That decrease was mainly for the payment of legacy expenses which we've discussed before. These were expenses that were incurred in the past, including restructuring and severance payments, and those expenses have now largely been paid. There's one final payment left of about $30,000 in the month of November and then we are free and clear from the past. As Lance Funston has noted in prior press releases and we have repeated in the 10-Q, the fact that we had such heavy legacy expenses was really a drain on the Company's cash flow. Now that all those payments have been made, the Company's going to be able to devote its cash flow to growing the top line of the Company.

Looking at the income statement, again, I already talked about returns having dropped significantly, which was a boost to net sales. If we look at margins, our gross margin for the nine months ending August 31 was 61.5% versus 59.4% for the nine months ending August 31, 2016. The increase in margin was really due to the decrease in returns. There was also a decrease in cooperative advertising expense as well.

Interest expense, as you can see, comparing period-to-period, has been falling. We expect that now with all these legacy expenses having been paid and as the Company is moving forward, that our cash position will continue to improve with a decrease in the outstanding indebtedness on the line of credit, and, therefore, the interest expense should continue to fall.

Looking at inventory, our inventory had a decrease in the obsolescence reserve from $500,156 as of November 30, 2016 to $112,834 as of August 31, 2017. The reason for the decrease was we disposed of the older nonperforming inventory and obsolescence and, also, we've had a reduction in, again, by Doug Haas, of nonperforming SKUs.

One thing I did want to point out was our income tax footnote. You will see that the income tax rate for the quarter was very high at 48.44% as compared to 37.77% for the quarter in the prior year, and on a year-to-date basis it's 41.14% versus 37.4% for the nine months ending August 31, 2016. The reason that the rate is so high is-there are two reasons. One, there was an under-accrual of tax for the prior year. We filed our tax returns during the third quarter. When the tax returns are filed, we then true everything up, and, in doing so, the under-accrual gets booked as an expense. In addition, we had, as part of our deferred tax assets which you'll see in the deferred tax chart, you'll see charitable contributions, which, as of August 31, the gross amount was $403,263; carry-forward you'll see as of November 30 it was $584,558. The reason for the difference is that under the IRS code you can only carry forward contributions for five years. After that, you lose it. We had some contributions that expired that resulting in writing down the deferred tax asset, which, again, becomes an increase to income tax expense.

That's part of the reason why I think it's important to be looking at EBITDA as a measurement of the Company's performance, because if you took a look at the Company on a nine-month basis, it's showing an increase from $948,000 to $1,000,262, and if you're looking at it for the quarter, you're showing a modest increase of net income from $321,000 to $377,000. However, the EBITDA for the quarter actually increased from $669,867 to $884,680. That was an increase of 32.1% and you can see that the biggest driver there was really the provision for income tax. Well, that, because of our carry-forward tax loss from prior years, that is really a non-cash expenditure, and so EBITDA is more reflective of how the Company is performing because income taxes at the moment, due to the prior losses that are carried forward, are not really germane or an indicator of how the Company is doing. The only tax that the Company actually pays on a cash basis is a small amount of Federal alternative minimum tax and a small amount of minimum state income taxes. So EBITDA is a much better measurement for the Company.

The last thing I just wanted to talk about, and then I'll turn it over to Lance Funston, is looking at our cash flow. We had net cash provided by operating activities of $183,580 for the nine months, which was less than what we had last year of $409,638. But if you look at our cash flow, you can see the biggest single driver there was the increase in accounts receivable that I discussed earlier of $1,500,000 (phon), and also, of course, the decrease in accounts payable of $624,000.

With that, I'm going to turn everything over to our Chief Executive Officer Lance Funston.

Lance Funston:

A tough act to follow. I just pinched myself and woke up because having never been in a public company domain before, I find the look forward message and all the other issues that Steve has to concern himself with to be something that I cannot actually translate into performance because I've been in a private realm (phon) where if I make money, I know it, if I don't make money, I don't, and, certainly, I never have to worry what I say to my Investors. But Steve is going to remind me if I say something I shouldn't say because that's why he's here and I appreciate his help.

In the first conference call I spoke in some detail as to the price we paid our various lines of business because as we were pulling down expenses and cleaning up legacy expenses, as Steve mentioned, we were light on excess capital to develop new product.

I came to this business from the media business. Before that, though, I was in the toy business. I manufactured toys. Any time we had a new product that we thought was exciting, we'd take it to the retailer and they’d put it on the shelf. In one example, the Super Soaker-I think maybe we'd done $500,000 the year before-we reinvented the product, renamed it, promoted it, and the next year we did $8 million. They put it on the shelf the minute they saw the promotion.

In our case, as I pointed out at our last call, this industry has some patterns of what they call cut-ins, so we are now developing new products that we hope the retailers will look at favorably and be able to cut them in first quarter of next year. The reality is, though, we are now suffering from a combination of new products that we're developing and Doug is bringing on 12 (phon) new products here in the next three months. That is going to require a little more capital than the Company has available, even though, as Steve pointed out, we're in much better shape now than we were before. So my investment banking sources, my advisors, are looking at my portfolio to see if they could squeeze out some cash to give Steve by virtue of which (inaudible) some warrants, I assume at the point that they know how much we're putting in. Then we'll disclose that in the appropriate 13-D. But, clearly, I believe the Company deserves an opportunity now to look at some top line growth that the market might consider worth something.

I find it amazing that we continue to take a look at acquisitions that would fit either our Skincare or Oral Care divisions only to find out that unless you'd bid 3X net revenue, the seller says you're embarrassing them. The last three offers we've made have been in 3X to 3.3X net income area. Now, that would mean that in our case, our market cap should be in the $60 million-plus range; instead, I think it’s in the low $20 million. That is a gap I don't understand, so I'm just going to keep plugging away and hopefully at some point somebody else will share my vision that the Company's worth more than the market is saying it is.

In terms of the core brands, I do want to observe that year-over-year Plus White took on the challenge of getting out of the toothpaste business because we just couldn't compete with Crest and Colgate profitably; one of the reasons our return rates are down. Got out of the toothpaste business and we made up the loss of toothpaste revenue of $1.8 million-with our new whitening kit. In fact, the brand was up year-over-year thus far 5%.

Bikini Zone was soft when I last reported and continues to be soft, down 5.7% year-over-year. I will say that Sally Hansen and Nair, who have introduced five new products in that interim period, have taken some valuable shelf space. We've now developed five new products and we're going to go after them. I'm hoping we can get some of that space back. Stay tuned.

One thing I am going to do, since we tested digital media on Bikini Zone, which is clearly a Millennial product-this past year we've been active at testing it. We now, in this coming year, are going to increase expenditures substantially and I think that'll help the brand.

Sudden Change, our skincare line, really is down to about one product that is very strong performing at 7.6%, up year-over-year, but we've got six new products we're adding to that line that we'll introduce in the spring. Frankly, if the retailers don't cut it in, we'll be putting it on Amazon and other (phon) digital selling sources at our old sites. By the way, I may have reported this last time, I'll remind you the Company had no active Internet presence at all as of April this year. By the end of May, all of our products went up with their own site and that site is now generating about $10,000 a month in income.

Porcelana is being marketed by CCA under a licensing agreement and it's the star in our portfolio, up 16%. We've also developed a new hand cream that I think will make that even a stronger product.

Overall, I'd say our major concern of particular overview is that we've got a year here coming up, '18, in which we're going to have to pay the price for entering the market late with these new products. My guess us we'll be relatively flat unless we find new distribution.

I tip my hat to Doug and to Steve because they’ve been searching for distributors that are much stronger in food and Internet. Clearly, we could never have improved our earnings as we have without streamlining our back office and Emerson Group has helped us do that. For three years they've worked on it and now we're going to-informed Emerson that we're moving to (inaudible) first quarter of next year, which is a firm that has very strong ties in grocery and Internet. My assumption is that that move will help us in those sectors. That distribution was at one point a $4 million net sale number. Whether we can accomplish restoring all of that next year, I doubt it, but certainly make some progress.

We're reviewing the strategic options the Company has going forward because I'm still continuing to ask the question daily why we have this enormous gap between what the market perceives the stock is worth and what I think it's worth, and certainly I’m not going to persuade anybody to accept my view that doesn't make their own judgment; you'll have to make it. But it just seems at an empirical level that we are just not doing everything we need to do. At the strategic level, I guess suggestions: one is the reason we're not selling our price is because I own all the A shares, which by bylaw, permit me to make the decisions. Well, since I've always been, I'd say, relatively successful in my business career, I don't know why that penalizes us. I've looked at stocks like Comcast-Brian Roberts has 100% of the voting shares there- it doesn't seem to impact their value.

But, then I get the argument that we're not paying a dividend. Well, frankly, an organization that has a lot of cash and pays a dividend, in my judgment, is not doing a very good job because they're not looking for ways to get a higher return on the capital. In this case, we don't have the surplus capital yet and so to pay a dividend would be foolish.

In terms of legacy expenses, I can see how that would've been a daunting task, but we've now-Steve, I think you've done it. We have about one payment left?

Steve Heit:

Yes. One payment left of $30,000.

Lance Funston:

That, by the way, was not nickels and dimes. I think $2 million or $3 million when we started.

Steve Heit:

Correct.

Lance Funston:

The Company has cleared those legacy expense. In terms of investor relations, perhaps this call and, of course, Epic (phon) Financial is providing some help here too to let more Investors know that we're here, and that could be something that'll make a difference. I'm hopeful that you guys have some questions because, if you do, that would mean at least you're thinking about us.

I'll turn the tables back to you guys. Anybody have any questions?

Operator:

Okay. Ladies and gentlemen, to ask a question, please press star, one on your telephone keypad. We'll pause for a moment as questions come into queue.

Your first question comes from Louis Geser (phon) with White Space (phon) Capital. Your line is open.

Louis Geser:

Thank you and good morning. First of all, I just want to thank everyone at the Company for all the hard work they're doing. It's clear that you've been pushing ahead with a focused plan and I appreciate it. I've got two questions. The first is you mentioned the accounting reclassification of the deferred tax asset. To the extent that this credit line needs to be accessed, will that accounting reclassification require a waiver from your current indicated creditors? That's the first question.

The second one relates to the Company's-and I'd appreciate it if you could walk us through the logic of suppressing certain sales of one of the Skincare products, I believe it's Solar Sense, and Nutra Nail Nailcare, and-which you've mentioned you plan on relaunching later; can you walk us through the logic of depression and then a relaunch? Thank you.

Steve Heit:

Sure. This is Steve Heit. I'll answer the first question. Our credit line facility does not require us to maintain a current ratio. In fact, the only ratio we have to maintain is a fixed charge ratio of 1:1, and the Company has been running better than 5:1 on our fixed charge ratio. So the reclassification and (phon) deferred tax will have absolutely no effect on the credit line whatsoever, and our lender is well aware of that change in any event, so they know that it's coming. But, it's, frankly, just an accounting change. It has no effect on the business itself.

Lance Funston:

I always worry about a guy that has a question that I don't even understand the first word of, but you (phon) touched in on that brilliantly, Steve.

Steve Heit:

Thank you.

Lance Funston:

The Solar Sense sunscreen product I think is a great trademark, and every time I'd look at the product through, let's say, July, I've seen great month-over-month profitability. But then when I looked at it again in September-and this relates to that return issue-we'd look at returns from retail that were just killing at profitably. We then went out to try to resource the product in terms of manufacturing-and Doug has been kicking everybody in the industry to try to find somebody that can make it for less and give us a chance to actually put the margins in such a place where we can absorb the returns and still make it profitably-but the problem is it's a volume-driven price issue. In other words, it would instantly get reclaimed in distribution and give Doug an order of sufficient units, probably 50,000 minimum, then we might be able to get the price in line. So that's a conundrum I've not figured out a way around and so I just decided, okay, we'll get out of that business for the moment. I've talked periodically with the owner of the trademark to try and encourage him to give us a chance to try to reposition it, and I hope we can figure out a way to get it back in the market.

As it relates to Nutra Nail, anybody that's followed the Company knows that we have done everything we can to our (phon) Management juxtaposition that they would try to kill that brand. I don't know. Intentionally I didn't (inaudible). But the point is their Health and Wellness line created that $750,000 reserve that Steve was talking about earlier. I can't imagine the product ever sold anything, but we took a breather; now we've developed six new core products that are actually very successful prior (phon) to the Health and Wellness launch and I guess at this moment we're only waiting to get the trademark owner to sign their new trademark agreement before launching those new SKUs. As soon as he signs we'll be back it the marketplace with those six SKUs.

That's probably-my guess is Nutra Nail, which could've done-is of four (phon) SKUs-done $2 million or $3 million, could come back because the core SKUs have good (inaudible). They're good solid products and they will perform well. Again, the advantage is exciting because those are products that their industry sell (phon) will, they feel, will receive well.

I hope that answers your question. Those are key…

Louis Geser:

Yes. Thank you.

Lance Funston:

You picked on (cross-talking) that had to be sacrificial lambs in order to get profitability back.

Louis Geser:

Got it. Thank you and I appreciate the call. Keep plugging away and eventually the stock price will take care of itself.

Lance Funston:

We're hoping.

Operator:

Again, to ask a question, please press star, one on your telephone keypad. Your next question comes from Lenny Dunne (phon) with Mutual Trust Company. Your line is open.

Lenny Dunne:

Good morning. I had a couple of questions, but the first one relates to the Emerson thing (phon) at two weeks after the close of the quarter, that $180,000. That would've affected earnings, I think, so they have to understand you're a public company and the money should be paid within the quarter. What do you attribute that late payment to? Obviously you're not going to be using them next year, but I'm just curious.

Steve Heit:

Well, I think you have a misunderstanding of how that works. Number one, it has no effect on our income statement. We book everything as incurred. In terms of the cash, the quarter ends on August 31. Emerson then closes out, as they do every month, the month, and they remit the final balance of monies that they've collected and owe for the preceding week within days after the end of the month. But, that is in September. The cash receipt is booked in the month of September, but we know what the amount of the cash receipt is going to be and that is booked on our financial statement under the line on the balance sheet under prepaid expenses and sundry receivables so that it's properly recorded in the month of August, but the actual cash receipt doesn't occur until a couple of days later.

There's no other way around that because the month ends on August 31 and they're not going-they've got to account for month-end right up until the close of business on the 31st.

Lenny Dunne:

Okay. The next thing just refers to the fact that Stockholders' equity keeps increasing. Now, with the accounting adjustment you're making, that should decrease it some, but will there be an effect on depreciation amortization so that you actually show better numbers then once you take them (cross talking)?

Steve Heit:

I'm not sure what year referring to. The only accounting change I'd reference was the reclassification of deferred tax, and all that is, is a shift on the balance sheet on the asset from shifting that $1,626,646. That number, if that was the number in the first quarter of next year, that would be shown together with the noncurrent deferred income tax, so there's just a shift from current asset to noncurrent asset. It has no effect on anything else on the balance sheet, no effect on liabilities, no effect on shareholders' equity, no effect on expenses.

Lenny Dunne:

Okay. Obviously the number would be slightly less because you are earning money, though. To go through the deferred tax, it's going to take a number of years, so it's not going to change it dramatically, but it should go over it.

Okay. Then the last question is-I'm happy to hear that Lance is going to exercise some options, but I'd love to see the rest of the Board step up to the plate. I'd like to see more ownership in the Board. Has there been a general agreement that that's going to happen going forward?

Lance Funston:

I put the proposition to the Board at the last meeting and suggested that it would be appropriate and I believe that I'm going to get some-I believe we'll see some effort on their part to fill that objective. I think it's a good point, Lenny.

Lenny Dunne:

Okay.

Lance Funston:

You've got to have some skin in the game and, actually, I think it's a matter of timing. Isn't there a window, Steve, during which…

Steve Heit:

Yes. No. Right now, for various reasons, no one can buy or sell any stock. We're in a blackout period.

Lance Funston:

Does that affect the warrants, though? Can't they exercise…

Steve Heit:

No. That's separate. It doesn't affect your exercise of warrants. But talking about what individual Directors as individuals are going to do or not do, I don't think is something that we should be discussing.

Lenny Dunne:

Well, I mean, as far as exercising warrants, though, they could do it today if they wanted because there's no restriction on them exercising warrants, only on making open market purchases.

Lance Funston:

I agree, Lenny. I agree.

Lenny Dunne:

The open market purchases normally, I think you have either 24 or 48 hours after this type call where they could do it, but if you're working on some kind of deal, they'd be restricted for those reasons. Is that what you're referring to, that there is something potential?

Steve Heit:

I wasn't referring to anything. I was just saying that right now at this moment we're not doing anything.

Lenny Dunne:

Okay. Well, that I understand. I'd be restricted normally because you have to-I don't know it's 24 or 48 hours but from an earnings release. But the last call you did say that you were looking seriously at some acquisitions of product. Do we still have things in the works then?

Lance Funston:

I believe we have been promised an answer this week on one offer. On the offer I referred to in the last call, the seller essentially shook hands over the phone and then reneged and started changing the deal and I just walked away. Again, it's one of those 3X deals you just kind of wonder why everybody thinks your assets are so valuable. But, in any event, we do have some discussions going on all the time. I believe this is one of those companies-one of the reasons I invested here is because this is the kind of company that bolt on $10 million , $20 million, $30 million-you name the number-and, really, we have the infrastructure to manage any number of assets without adding staff, and that's an ideal model. But the market is a little overheated.

Steve Heit:

To the point, when we have something to say about that, we will certainly inform the Shareholders and the public with an SEC filing and a press release. Right now we have no information and no news to give out.

Lenny Dunne:

Well, I understand you can't say we might do this. You have to actually have done it in order to announce it. But, I was hoping that we'd have something by now, but maybe soon. As far as the…

Lance Funston:

From your lips to God's ears, Lenny.

Lenny Dunne:

Yes. Are the option exercises announce-able events or-other than they would have to file a…

Steve Heit:

Option exercises are always announce-able events. It requires a filing of a Form 4 with the SEC, and those are also posted on our website.

Lenny Dunne:

So that would be-do you anticipate, if somebody does it, that you would announce it within 24 hours or would it take three or four days?

Steve Heit:

It usually takes a couple of-usually within a couple of days.

Lenny Dunne:

Okay. Then the last thing is I would encourage you guys to put out news if it's news a little more often because stock just falls asleep between news releases, and to wait three or four months for the next one is a long time.

Okay. Also, you said something about an IR firm. Are they introducing you then to Shareholders or is this a very preliminary thing?

Steve Heit:

Well, it's preliminary. We have an IR firm, Epic Financial. They have helped us, for example, with introducing us to a firm that completely redid our Investor website, so I would certainly encourage anyone listening on this call or any of our other Investors, to take a look at the website. It's a substantial improvement over what we had, and you can find that website at www.CCAinvestor.com. We are in discussions with them about how they can assist us.

Lance Funston:

Lenny, I asked Steve before we started this call if in fact I could announce my intention to exercise warrants and he indicated that until my investment advisors identify the specific amount of liquidity they're going to peel out, it's not an announce-able event. So, bear with us. They'll probably get their information completed in the next couple of weeks.

I have a pretty complex portfolio with a lot of oil and gas pipeline interest that (phon) have eroded basis for tax purposes that we need to dance around to make sure I can pull liquidity out without having to pay a lot of tax.

Lenny Dunne:

That I understand and hopefully we can see the-would the other Directors likely want to wait for you or is this the kind of thing that each person does on their own?

Lance Funston:

I don't think we could predict that on this call. I would sure hope that that would be a sentiment to be shared by the other Directors. I might mention that Bill Mills, Former CEO Chairman of PNC Bank just joined the Board at the last meeting two weeks ago, so I might give him a day or two to get-find out where the restroom is before he exercises his warrants. Certainly, Sadar Biglari and his partner Phil Cooley have expressed their commitment in the Company as they own, I think, 750,000 shares. Steve's on the Board. He has made substantial investments over time in the Company, and, obviously, you know where I am, so that really leaves us with only one Board Member that really has been on the Board long enough to form an opinion and I'll just get to you-two, I take it back, David Fineman and Chris Hogg.

Steve Heit:

Right.

Operator:

Okay. There are no further questions queued up at this time. I turn the call back over to the presenters.

Steve Heit:

This is Steve Heit and I just want to thank everyone for joining us today. Lance, I don't know if you've got any final comments.

Lance Funston:

You be sure, on our site, our Investor site, you have an ability to ask questions or comments or suggestions, so don't feel that you have to wait for this call.

Steve Heit:

That's right. You can always submit questions. There's an email address listed on the website to contact us, and also on that website you will find all of our filings of all of our press releases that we have issued, and any new news will, of course, be posted there. Again, thank you, everyone, for joining us and we look forward to talking to you again after the year-end results are published.

Operator:

This concludes today's conference call. You may now disconnect.